News Release

For Immediate Release

GenCorp Prices $150 Million Private Offering of Convertible Subordinated Debentures

SACRAMENTO, Calif. - December 15, 2009 - GenCorp Inc. (NYSE: GY) announced today the pricing of an offering of $150 million aggregate principal amount of Convertible Subordinated Debentures due 2039 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The debentures will have an interest rate of 4.0625%.  The closing is expected to occur on December 21, 2009, subject to customary closing conditions.  GenCorp has granted the initial purchasers of the debentures the option, exercisable within 30 days, to purchase up to an additional $50 million aggregate principal amount of the debentures solely to cover over-allotments, if any.

The debentures may be converted into shares of GenCorp common stock initially at a conversion rate of 111.0926 shares of common stock per $1,000 principal amount of debentures (equivalent to a conversion price of approximately $9.00 per share of common stock).  GenCorp intends to use the net proceeds from the offering to refinance all or a portion of its 4% Contingent Convertible Subordinated Notes due 2024 and a portion of its 9 1/2 % Senior Subordinated Notes due 2013.

The debentures and the shares of GenCorp’s common stock issuable upon conversion of the debentures have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

Certain information contained in this release may be considered “forward-looking statements” as defined by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended.  GenCorp makes these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.  All statements in this release other than historical information may be deemed forward-looking statements.  These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project,” “may,” “should,” “will,” “could” and “expect,” and similar expressions, are intended to identify forward-looking statements.  Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital.  A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements.  These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those described in the “Risk Factors” section of each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company’s excess real estate assets.  Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com.

Contact information:

Investors: Kathleen E. Redd, Vice President, Chief Financial Officer and Secretary 916.355.2361
Media: Linda Cutler, Vice President, Corporate Communications 916.351.8650

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